EXHIBIT 8.1

                              LIST OF SUBSIDIARIES






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                              List of Subsidiaries



The following companies are wholly owned by Amera Resources Corporation:

                           Amera Resources (BVI) Inc.
                          Amera Resources Chile S.C.M.
                            Amera Resources (US) Inc.
                          Recursos de los Andes S.A.C.

Amera Resources Corporation has a 50% interest in the following company:

                        Golden Amera Resources Inc. (BVI)



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